EXHIBIT 23.2


                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED

     We hereby consent to the inclusion of the Registration Statement on Form S-4 relating to the proposed merger of Crestar Financial Corporation with and into SMR Corporation (Va.), a wholly-owned subsidiary of SunTrust Banks, Inc., of our opinion letter to the Board of Directors of Crestar Financial Corporation included as Annex C to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references to such letter and our firm name in such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        MORGAN STANLEY & CO. INCORPORATED


                                        By: /s/ WILLIAM M. WEIANT
                                            ---------------------
                                          William M. Weiant
                                          Managing Director


New York, New York
August 13, 1998